UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2006

                             VICON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          New York                   1-7939                    11-2160665
(State of Incorporation or    (Commission File Number)       (IRS Employer
       Organization)                                       Identification No.)

  89 Arkay Drive, Hauppauge, New York                              11788
(Address of Principal Executive Offices)                         (Zip Code)

                                 (631) 952-2288
                          (Registrant's telephone number,
                               including area code)

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ITEM 1.01 Entry into a Material Definitive Agreement

On March 1, 2006, Vicon Industries, Inc. (the "Company") entered into an employment agreement (the "Agreement") with John M. Badke, the Company's Senior Vice President, Finance and Chief Financial Officer, effective as of January 1, 2006.

The Agreement provides for an annual base salary of $175,000 through its expiration on December 31, 2007, unless terminated earlier by the Company under certain occurrences. The Agreement also provides that if a change in control of the Company occurs (as defined) without Board of Directors approval, Mr. Badke has the right to cancel the Agreement and elect to receive a termination payment equal to three times his average annual base salary for the five years preceding the change in control. Mr. Badke is also entitled to a severance/retirement payment of $350,000 upon a specified minimum retirement age or earlier under certain occurrences, including his termination of employment for reasons other than misconduct (as defined), death or disability.

The Agreement also provides Mr. Badke with an award of 6,561 shares of the Company's common stock upon attaining a minimum retirement age or earlier under certain occurrences, including his employment termination for reasons other than misconduct, a change in control of the Company without Board of Director approval, or upon his death.

The foregoing description of the Agreement does not purport to be complete and the Agreement, which is filed as Exhibit 10.1 hereto, should be read in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit 10.1 Employment and Deferred Compensation Agreement, dated as of January
             1, 2006, between Vicon Industries, Inc. and John M. Badke



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 6, 2006



                                           VICON INDUSTRIES, INC.
                                               (Registrant)


                                         By: /s/ John M. Badke
                                             -----------------
                                             John M. Badke
                                             Senior Vice President, Finance and
                                             Chief Financial Officer